UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2007

SOLITARIO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-05602 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant's telephone number, including area code: Registrant's facsimile number, including area code:	(303) 534-1030 (303) 534-1809

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01(a)	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Kinross Stock Price Hedging Agreement

On October 12, 2007 Solitario entered into a Zero-Premium Collar Hedge (the "Hedge") pursuant to a Master Agreement for Equity Collars and a Pledge and Security Agreement between Solitario and UBS AG, London, England, an Affiliate of UBS Securities LLC (collectively "UBS") whereby Solitario pledged 900,000 shares of Kinross Gold Corporation ("Kinross") common shares to be sold (or delivered back to Solitario with any differences settled in cash) in the amounts of (i) 400,000 shares on April 14, 2009 (18 months) for a lower threshold price of no less than $13.81 per share (the "Floor Price") and an upper threshold price of no more than $21.77 per share (Cap Price One); (ii) 400,000 shares on April 13, 2010 (30 months) for a lower threshold of the Floor Price and an upper threshold price of no more than $24.46 per share ("Cap Price Two"); and (iii) 100,000 shares on April 12, 2011 (42 months) for no less than the Floor Price and an upper threshold price of no more than $27.62 per share ("Cap Price Three").

The business purpose of the Hedge is to provide downside price protection of the Floor Price on approximately 900,000 shares of the 1,342,920 shares Solitario currently owns, in the event Kinross stock drops significantly from the current price. In consideration for obtaining this price protection, Solitario has given up the upside appreciation above the Cap Prices discussed above during the term of the respective tranches. Kinross' quoted closing price was $16.37 per share on October 12, 2007, the date of the initiation of the Hedge.

The Hedge is structured as a European-style synthetic hedge, which allows for the close of the position of each tranche (the "Termination") of the Hedge only on the specific dates for each tranche, 18, 30 and 42 months from the date of entering into the Hedge. UBS will keep any ordinary cash dividends declared by Kinross on any of the shares subject to the Hedge during the term of the Hedge. Solitario has the option to satisfy its obligations under the Hedge upon Termination of each tranche in either cash or Kinross shares. The settlement price on the Termination date of each tranche will be the volume weighted-average price of Kinross shares on such date (the "Reference Price").

If the Hedge is to be settled in cash on the relevant Termination date, the cash settlement amount will be determined in the following manner: (a) if, on the Termination date, the Reference Price is less than the Floor Price, UBS will pay to Solitario a cash settlement amount equal to the product of (x) the number of underlying shares multiplied by (y) the excess of the Floor Price over the Reference Price, and (b) if, on the Termination date, the Reference Price is greater than the relevant Cap Price, Solitario will pay to UBS a cash settlement amount equal to the product of (x) the number of underlying shares multiplied by (y) the excess of the Reference Price over the relevant Cap Price. If the Reference Price is neither grater than the Cap Price nor less than the Floor Price, the cash settlement amount shall be zero.

If the Hedge is to be settled in Kinross shares on the relevant Termination date, the settlement will be structured as follows: (a) if, on the Termination date, the Reference Price is greater than the relevant Cap Price, (i) UBS will pay to Solitario a dollar amount equal to the product of (x) the number of underlying shares and (y) the relevant Cap Price and (ii) Solitario will deliver to UBS the underlying shares, and (b) if, on the Termination date, the Reference Price is less than the Floor Price, (i) Solitario will deliver to UBS the underlying shares and (ii) UBS will pay to Solitario a dollar amount equal to the product of (x) the number of underlying shares and (y) the Floor Price.

Pursuant to the Master Agreement for Equity Collars, appropriate adjustments may be made if during the life of the collar any event shall occur that has a dilutive or concentrative effect on the value of the underlying Kinross shares such as an extraordinary dividend, recapitalization, merger, consolidation or similar reorganization.

ITEM 7.01	REGULATION FD DISCLOSURE.

On October 17, 2007, Solitario issued a press release announcing the entry into a Zero-Premium Collar Hedge with respect to its Kinross holdings with UBS. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits	Exhibit Description
99.1	Solitario Resources Corporation press release regarding equity collar hedge transaction with respect to its Kinross stock holdings entered into with UBS dated October 17, 2007

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 17, 2007

Solitario Resources Corporation

By:	/s/ James R. Maronick
James R. Maronick, CFO

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